Exhibit 99.1
Lucid Announces Second Quarter 2022 Financial Results,
Reports Strong Demand While Lowering Production Guidance for the Year

•Q2 revenue of $97.3M driven by customer deliveries of 679 vehicles in the quarter
•Strong demand with over 37,000 reservations, representing potential sales of approximately $3.5B
•Production volume outlook for 2022 revised to a range of 6,000 to 7,000 vehicles

NEWARK, CA — August 3, 2022 — Lucid Group, Inc. (NASDAQ: LCID), setting new standards with the longest-range, fastest-charging electric car on the market, today announced financial results for its second quarter ended June 30, 2022. Lucid reported Q2 revenue of $97.3 million on deliveries of 679 vehicles. The Company reported strong customer demand for Lucid Air with reservations over 37,000 as of today, representing potential sales of approximately $3.5 billion. Lucid revised its 2022 production volume outlook to a range of 6,000 to 7,000 vehicles. Lucid ended the quarter with $4.6 billion cash, cash equivalents, and investments, which is expected to fund the Company well into 2023. In addition, Lucid reported first half production of 1,405 vehicles.

“Our revised production guidance reflects the extraordinary supply chain and logistics challenges we encountered,” said Peter Rawlinson, Lucid’s CEO and CTO. “We’ve identified the primary bottlenecks, and we are taking appropriate measures – bringing our logistics operations in-house, adding key hires to the executive team, and restructuring our logistics and manufacturing organization. We continue to see strong demand for our vehicles, with over 37,000 customer reservations, and I remain confident that we shall overcome these near-term challenges.”

“Our Q2 revenue was $97.3 million, primarily driven by higher customer deliveries of Lucid Air vehicles. We continue to have a strong balance sheet, closing the quarter with $4.6 billion cash, cash equivalents and investments, which we believe is sufficient to fund the Company well into 2023,” said Sherry House, Lucid’s CFO. “Despite our immediate challenges, we believe that bringing our logistics center on-site at our Arizona factory will help reduce complexity, cut down lead times, and reduce various costs.”

Lucid will host a conference call for analysts and investors at 2:30 P.M. PT / 5:30 P.M. ET on August 3, 2022. The live webcast of the conference call will be available on the Investor Relations website at ir.lucidmotors.com. Following the completion of the call, a replay will be available on the same website. Lucid uses its ir.lucidmotors.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
About Lucid Group
Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The Company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design that features luxurious full-size interior space in a mid-size exterior footprint. Underpinned by race-proven battery technology and proprietary powertrains developed entirely in-house, Lucid Air was named the 2022 MotorTrend Car of the Year®. The Lucid Air Grand Touring features an official EPA estimated 516 miles of range or 1,050 horsepower. Deliveries of Lucid Air, which is produced at Lucid’s factory in Casa Grande, Arizona, are currently underway to U.S. customers.
Investor Relations Contact

investor@lucidmotors.com

Media Contact

media@lucidmotors.com
Trademarks
This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward Looking Statements
This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding financial and operating outlook, amount of reservations and related potential sales, future capital expenditures and other operating expenses, expectations and timing related to commercial product launches, including the Project Gravity SUV and the various Air models, production and delivery volumes, the range and performance of Lucid’s vehicles, Lucid’s estimate of the length of time its existing cash, cash equivalents and investments will be sufficient to fund planned operations, the timing of deliveries, future manufacturing capabilities and facilities, studio and service center openings, ability to mitigate supply chain and logistics risks, benefits of relocating Lucid’s logistics operations center, ability to vertically integrate production processes, future sales channels and strategies, future market launches and international expansion, including Lucid’s launch plans for the European market and planned manufacturing facility in Saudi Arabia, Lucid Financial Services, the potential success of Lucid’s go-to-market strategy and future vehicle programs, and the promise of Lucid’s technology. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid’s management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions, including the ongoing conflict between Russia and Ukraine; risks related to prices and availability of commodities, Lucid’s supply chain, logistics, inventory management and quality control, and Lucid’s ability to complete the tooling of its manufacturing facilities over time and scale production of the Lucid Air and other vehicles; risks related to the uncertainty of Lucid’s projected financial information; risks related to the timing of expected business milestones and commercial product launches, including Lucid’s ability to mass produce the Lucid Air and complete the tooling of its manufacturing facility; risks related to the expansion of Lucid’s manufacturing facility, the construction of new manufacturing facilities and the increase of Lucid’s production capacity; Lucid’s ability to manage expenses; risks related to future market adoption of Lucid’s offerings; the effects of competition and the pace and depth of electric vehicle adoption generally on Lucid’s future business; changes in regulatory requirements, governmental incentives and fuel and energy prices; Lucid’s ability to rapidly innovate; Lucid’s ability to enter into or maintain partnerships with original equipment manufacturers, vendors and technology providers; Lucid’s ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team; risks related to potential vehicle recalls; Lucid’s ability to establish and expand its brand and capture additional market share, and the risks associated with negative press or reputational harm; Lucid’s ability to effectively utilize zero emission vehicle credits and obtain and utilize certain tax and other incentives; Lucid’s ability to issue equity or equity-linked securities in the future; Lucid’s ability to pay interest and principal on its indebtedness; future changes to vehicle specifications which may impact performance, pricing and other expectations; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and the impact of the global COVID-19 pandemic on Lucid’s supply chain, including COVID-related shutdowns of Lucid’s suppliers’ facilities in China, projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks; and those factors discussed under the heading “Risk Factors” in Part II, Item 1A of Lucid’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid currently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid’s expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid’s assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Non-GAAP Financial Measures and Key Business Metrics:
Condensed consolidated financial information has been presented in accordance with US GAAP (“GAAP”) as well as on a non-GAAP basis to supplement our condensed consolidated financial results. Lucid’s non-GAAP financial measures include Adjusted EBITDA and Free Cash Flow which are discussed below.
Adjusted EBITDA is defined as net loss before (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) change in fair value of forward contracts, (6) change in fair value of convertible preferred stock warrant liability, (7) change in fair value of common stock warrant liability and (8) stock-based compensation. Adjusted EBITDA is a performance measure that Lucid believes provides useful information to Lucid’s management and investors about Lucid’s profitability. Free Cash Flow is defined as net cash used in operating activities reduced by capital expenditures. Free Cash Flow is a performance measure that Lucid believes provides useful information to Lucid’s management and investors about the amount of cash generated by the business after necessary capital expenditures.
These non-GAAP financial measures facilitate management’s internal comparisons to Lucid’s historical performance. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting, and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to Lucid’s investors regarding measures of our financial condition and results of operations that Lucid uses to run the business and therefore allows investors to better understand Lucid’s performance. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Lucid’s operating performance. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. A reconciliation between GAAP and non-GAAP financial information is presented below.

LUCID GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS1
Unaudited
(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$3,157,449	$6,262,905
Short-term investments	1,136,633	—
Accounts receivable, net	1,294	3,148
Inventory	553,045	127,250
Prepaid expenses	48,963	70,346
Other current assets	69,105	43,328
Total current assets	4,966,489	6,506,977
Property, plant and equipment, net	1,615,435	1,182,153
Right-of-use assets	198,207	161,974
Long-term investments	278,055	—
Other noncurrent assets	71,233	30,609
TOTAL ASSETS	$7,129,419	$7,881,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129,070	$41,342
Accrued compensation	55,550	32,364
Finance lease liabilities, current portion	4,657	4,183
Other current liabilities	464,819	318,212
Total current liabilities	654,096	396,101
Finance lease liabilities, net of current portion	5,377	6,083
Common stock warrant liability	536,635	1,394,808
Long-term debt	1,989,200	1,986,791
Other long-term liabilities	233,725	188,575
Total liabilities	3,419,033	3,972,358

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.0001; 10,000,000 shares authorized as of June 30, 2022 and December 31, 2021; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, par value $0.0001; 15,000,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 1,673,401,436 and 1,648,413,415 shares issued and 1,672,543,611 and 1,647,555,590 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	167	165
Additional paid-in capital	10,099,209	9,995,778
Treasury stock, at cost, 857,825 shares at June 30, 2022 and December 31, 2021	(20,716)	(20,716)
Accumulated other comprehensive loss	(691)	—
Accumulated deficit	(6,367,583)	(6,065,872)
Total stockholders’ equity	3,710,386	3,909,355
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,129,419	$7,881,713

LUCID GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS1
Unaudited
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$97,336	$174	$155,011	$487

Costs and expenses
Cost of revenue	292,342	19	538,312	104
Research and development	200,381	176,802	386,457	344,171
Selling, general and administrative	163,812	72,272	386,971	203,924
Total cost and expenses	656,535	249,093	1,311,740	548,199

Loss from operations	(559,199)	(248,919)	(1,156,729)	(547,712)

Other income (expense), net
Change in fair value of forward contracts	—	(12,382)	—	(454,546)
Change in fair value of convertible preferred stock warrant liability	—	—	—	(6,976)
Change in fair value of common stock warrant liability	334,843	—	858,173	—
Interest expense	(7,189)	(30)	(14,908)	(35)
Other income (expense), net	11,188	(390)	12,144	(400)
Total other income (expense), net	338,842	(12,802)	855,409	(461,957)
Loss before provision for income taxes	(220,357)	(261,721)	(301,320)	(1,009,669)
Provision for income taxes	68	5	391	9
Net loss	(220,425)	(261,726)	(301,711)	(1,009,678)
Deemed dividend related to the issuance of Series E convertible preferred stock	—	—	—	(2,167,332)
Net loss attributable to common stockholders, basic	(220,425)	(261,726)	(301,711)	(3,177,010)
Change in fair value of dilutive warrants	(334,843)	—	(858,173)	—
Net loss attributable to common stockholders, diluted	$(555,268)	$(261,726)	$(1,159,884)	$(3,177,010)

Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, basic	1,669,303,813	36,298,508	1,661,960,471	34,484,767
Weighted average shares outstanding used in computing net loss per share attributable to common stockholders, diluted	1,686,815,404	36,298,508	1,684,328,007	34,484,767
Net loss per share attributable to common stockholders, basic	$(0.13)	$(7.21)	$(0.18)	$(92.13)
Net loss per share attributable to common stockholders, diluted	$(0.33)	$(7.21)	$(0.69)	$(92.13)

Other comprehensive loss
Net unrealized losses on investments, net of tax	$(691)	$—	$(691)	$—
Comprehensive loss	(221,116)	(261,726)	(302,402)	(1,009,678)
Deemed dividend related to the issuance of Series E convertible preferred stock	—	—	—	(2,167,332)
Comprehensive loss attributable to common stockholders	$(221,116)	$(261,726)	$(302,402)	$(3,177,010)

LUCID GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS1
Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(220,425)	$(261,726)	$(301,711)	$(1,009,678)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,448	6,819	80,690	11,738
Amortization of insurance premium	7,425	2,747	14,924	2,747
Non-cash operating lease cost	4,848	7,206	8,952	13,502
Stock-based compensation	94,392	24,449	268,943	129,244
Amortization of debt discounts and issuance costs	1,154	—	2,409	—
Inventory write-downs	81,691	—	178,057	—
Change in fair value of contingent forward contract liability	—	12,382	—	454,546
Change in fair value of preferred stock warrant liability	—	—	—	6,976
Change in fair value of common stock warrant liability	(334,843)	—	(858,173)	—
Other non-cash items	(5)	—	(5)	56
Changes in operating assets and liabilities:
Accounts receivable	(673)	158	1,608	(220)
Inventory	(300,830)	(21,914)	(603,852)	(27,181)
Prepaid expenses	(14,064)	(18,401)	6,459	(22,183)
Other current assets	17,426	(1,836)	(32,199)	(2,380)
Other noncurrent assets	(16,381)	(971)	(27,556)	(3,870)
Accounts payable	43,883	2,673	49,596	(11,871)
Accrued compensation	26,793	4,344	23,186	7,990
Operating lease liability	(3,845)	(3,643)	(6,944)	(7,742)
Other current liabilities	51,484	11,757	179,544	633
Other long-term liabilities	5,894	878	7,795	3,889
Net cash used in operating activities	(513,628)	(235,078)	(1,008,277)	(453,804)
Cash flows from investing activities:
Purchases of property, plant and equipment	(309,818)	(111,754)	(494,900)	(206,533)
Proceed from sale of property, plant and equipment	—	19	—	19
Purchases of investments	(1,419,223)	—	(1,419,223)	—
Net cash used in investing activities	(1,729,041)	(111,735)	(1,914,123)	(206,514)
Cash flows from financing activities:
Payment for short-term insurance financing note	(2,381)	(2,747)	(15,330)	(2,747)
Payment for finance lease liabilities	(1,200)	(1,066)	(2,401)	(1,364)
Proceeds from short-term insurance financing note	—	10,950	—	10,950
Proceeds from borrowings	6,663	—	6,663	—
Repurchase of Series B convertible preferred stock	—	—	—	(3,000)
Proceeds from issuance of Series D convertible preferred stock	—	—	—	3,000
Proceeds from issuance of Series E convertible preferred stock	—	92,920	—	600,000
Proceeds from exercise of stock options	3,735	950	12,849	5,266
Proceeds from employee stock purchase plan	12,882	—	12,882	—
Stock repurchases from employees for tax withholdings	(8,976)	—	(191,241)	—
Payment for credit facility issuance costs	(6,631)	—	(6,631)	—
Net cash provided by (used in) financing activities	4,092	101,007	(183,209)	612,105
Net decrease in cash, cash equivalents, and restricted cash	(2,238,577)	(245,806)	(3,105,609)	(48,213)
Beginning cash, cash equivalents, and restricted cash	5,430,988	838,011	6,298,020	640,418
Ending cash, cash equivalents, and restricted cash	$3,192,411	$592,205	$3,192,411	$592,205

LUCID GROUP, INC.
Reconciliation of GAAP to Non-GAAP Financials Measures1
Unaudited
(in thousands)

Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(220,425)	$(261,726)	$(301,711)	$(1,009,678)
Interest expense	7,189	30	14,908	35
Interest income	(2,911)	—	(2,911)	—
Provision for income taxes	68	5	391	9
Depreciation and amortization	42,448	6,819	80,690	11,738
Change in fair value of forward contracts	—	12,382	—	454,546
Change in fair value of convertible preferred stock warrant liability	—	—	—	6,976
Change in fair value of common stock warrant liability	(334,843)	—	(858,173)	—
Stock-based compensation	94,392	24,449	268,943	129,244
Adjusted EBITDA (non-GAAP)	$(414,082)	$(218,041)	$(797,863)	$(407,130)
Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash used in operating activities (GAAP)	$(513,628)	$(235,078)	$(1,008,277)	$(453,804)
Capital expenditures	(309,818)	(111,754)	(494,900)	(206,533)
Free cash flow (non-GAAP)	$(823,446)	$(346,832)	$(1,503,177)	$(660,337)

___________________________________
1 The business combination (the “Merger”) between Lucid Group Inc.’s predecessor, Atieva, Inc. (“Legacy Lucid”), and Churchill Capital Corp IV (“CCIV”), which closed on July 23, 2021, is accounted for as a reverse recapitalization under U.S. GAAP. Under this method of accounting, CCIV has been treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Lucid represent a continuation of the financial statements of Legacy Lucid with the Merger being treated as the equivalent of Legacy Lucid issuing shares for the net assets of CCIV, accompanied by a recapitalization. The net assets of CCIV were recognized as of the closing of the Merger at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Legacy Lucid and the accumulated deficit of Legacy Lucid has been carried forward after the closing of the Merger. All periods prior to the Merger have been retrospectively adjusted using the applicable exchange ratio for the equivalent number of shares outstanding immediately after the closing of the Merger to effect the reverse recapitalization. See our Form 10-Q for the three and six months ended June 30, 2022 for additional information.